AGREEMENT AND DECLARATION OF TRUST

                                   CONSECO FUND GROUP
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                            TABLE OF CONTENTS
                                                                 Page

    RECITAL

                                ARTICLE I
                                THE TRUST



    SECTION 1.1    Name       . . . . . . . . . . . . . . . . . . . 1
    SECTION 1.2    Location       . . . . . . . . . . . . . . . . . 2
    SECTION 1.3    Nature of Trust        . . . . . . . . . . . . . 2
    SECTION 1.4    Definitions        . . . . . . . . . . . . . . . 2

       ARTICLE II
        POWERS OF TRUSTEES

    SECTION 2.1    General        . . . . . . . . . . . . . . . . . 3
    SECTION 2.2    Investments        . . . . . . . . . . . . . . . 4
    SECTION 2.3    Legal Title        . . . . . . . . . . . . . . . 4
    SECTION 2.4    Disposition of Assets        . . . . . . . . . . 5
    SECTION 2.5    Taxes        . . . . . . . . . . . . . . . . . . 5
    SECTION 2.6    Rights as Holder of Securities       . . . . . . 5
    SECTION 2.7    Delegation; Committees       . . . . . . . . . . 6
    SECTION 2.8    Collection       . . . . . . . . . . . . . . . . 6
    SECTION 2.9    Expenses       . . . . . . . . . . . . . . . . . 6
    SECTION 2.10   Borrowing        . . . . . . . . . . . . . . . . 7
    SECTION 2.11   Deposits       . . . . . . . . . . . . . . . . . 7
    SECTION 2.12   Allocation       . . . . . . . . . . . . . . . . 7
    SECTION 2.13   Valuation        . . . . . . . . . . . . . . . . 7
    SECTION 2.14   Fiscal Year        . . . . . . . . . . . . . . . 7
    SECTION 2.15   Concerning the Trust and Certain
           Affiliates       . . . . . . . . . . . . . . . . . . . . 7
    SECTION 2.16   Power to Contract        . . . . . . . . . . . . 9
    SECTION 2.17   Insurance        . . . . . . . . . . . . . . . . 9
    SECTION 2.18   Pension and Other Plans        . . . . . . . . .10
    SECTION 2.19   Seal       . . . . . . . . . . . . . . . . . . .10
    SECTION 2.20   Charitable Contributions       . . . . . . . . .10
    SECTION 2.21   Indemnification        . . . . . . . . . . . . .10
    SECTION 2.22   Remedies       . . . . . . . . . . . . . . . . .10
    SECTION 2.23   Separate Accounting        . . . . . . . . . . .10
    SECTION 2.24   Further Powers       . . . . . . . . . . . . . .11

      ARTICLE III
     ADVISER AND DISTRIBUTOR

    SECTION 3.1    Appointment        . . . . . . . . . . . . . . .11
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    SECTION 3.2    Provisions of Agreement        . . . . . . . . .11

       ARTICLE IV
      INVESTMENTS

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    SECTION 4.1    Statement of Investment Objectives
         and Policies       . . . . . . . . . . . . . .  . . . . . 11
    SECTION 4.2    Restrictions       . . . . . . . . . . . . . . .11
    SECTION 4.3    Percentage Restrictions        . . . . . . . . .12
    SECTION 4.4    Amendment of Investment Objectives
         and Policies and of Investment
         Limitations        . . . . . . . . . . . . . . .12

       ARTICLE V
     LIMITATIONS OF LIABILITY

    SECTION 5.1    Liability to Third Persons       . . . . . . . .12
    SECTION 5.2    Liability to Trust or to Shareholders        . .12
    SECTION 5.3    Indemnification        . . . . . . . . . . . . .12
    SECTION 5.4    Surety Bonds       . . . . . . . . . . . . . . .15
    SECTION 5.5    Apparent Authority       . . . . . . . . . . . .15
    SECTION 5.6    Recitals       . . . . . . . . . . . . . . . . .15
    SECTION 5.7    Reliance on Experts, etc.        . . . . . . . .15
    SECTION 5.8    Liability Insurance        . . . . . . . . . . .15

       ARTICLE VI
    CHARACTERISTICS OF SHARES

    SECTION 6.1    General        . . . . . . . . . . . . . . . . .15
    SECTION 6.2    Division of Beneficial Interest        . . . . .16
    SECTION 6.3    Evidence of Share Ownership        . . . . . . .17
    SECTION 6.4    Death of Shareholders        . . . . . . . . . .18
    SECTION 6.5    Repurchase of Shares       . . . . . . . . . . .18
    SECTION 6.6    Trustees as Shareholders       . . . . . . . . .18
    SECTION 6.7    Redemption and Stop Transfers for Tax
         Purposes; Redemption to Maintain
         Constant Net Asset Value       . . . . . . . . .18
    SECTION 6.8    Information from Shareholders        . . . . . .19
    SECTION 6.9    Redemptions        . . . . . . . . . . . . . . .19
    SECTION 6.10   Suspension of Redemption; Postponement
         of Payment       . . . . . . . . . . . . . . . .19
    SECTION 6.11   Power of Trustees to Change Provisions
         Relating to Shares       . . . . . . . . . . . .20
    SECTION 6.12   Establishment and Designation of
         Series and Classes       . . . . . . . . . . . .21

      ARTICLE VII
            RECORD AND TRANSFER OF SHARES

    SECTION 7.1    Share Register       . . . . . . . . . . . . . .24
    SECTION 7.2    Transfer Agent       . . . . . . . . . . . . . .24
    SECTION 7.3    Owner of Record        . . . . . . . . . . . . .24
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    SECTION 7.4    Transfers of Shares        . . . . . . . . . . .25
    SECTION 7.5    Limitation of Fiduciary Responsibility       . .25
    SECTION 7.6    Notices        . . . . . . . . . . . . . . . . .25


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      ARTICLE VIII
      SHAREHOLDERS

    SECTION 8.1    Meetings of Shareholders       . . . . . . . . .25
    SECTION 8.2    Quorums        . . . . . . . . . . . . . . . . .26
    SECTION 8.3    Notice of Meetings       . . . . . . . . . . . .26
    SECTION 8.4    Record Date for Meetings       . . . . . . . . .26
    SECTION 8.5    Proxies, etc.        . . . . . . . . . . . . . .26
    SECTION 8.6    Reports        . . . . . . . . . . . . . . . . .27
    SECTION 8.7    Inspection of Records        . . . . . . . . . .27
    SECTION 8.8    Shareholder Action By Written Consent        . .27
    SECTION 8.9    Voting Rights of Shareholders        . . . . . .27

       ARTICLE IX
        TRUSTEES

    SECTION 9.1    Number and qualification       . . . . . . . . .27
    SECTION 9.2    Term and Election        . . . . . . . . . . . .28
    SECTION 9.3    Resignation and Removal        . . . . . . . . .28
    SECTION 9.4    Vacancies        . . . . . . . . . . . . . . . .29
    SECTION 9.5    Meetings       . . . . . . . . . . . . . . . . .29
    SECTION 9.6    Officers       . . . . . . . . . . . . . . . . .30
    SECTION 9.7    By-laws        . . . . . . . . . . . . . . . . .30

























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       ARTICLE X
          DISTRIBUTIONS TO SHAREHOLDERS AND
             DETERMINATION OF NET ASSET VALUE AND NET INCOME


    SECTION 10.1   General        . . . . . . . . . . . . . . . . .31
    SECTION 10.2   Retained Earnings        . . . . . . . . . . . .31
    SECTION 10.3   Source of Distributions        . . . . . . . . .31
    SECTION 10.4   Net Asset Value        . . . . . . . . . . . . .31
    SECTION 10.5   Power to Modify Valuation Procedures       . . .32

       ARTICLE XI
       CUSTODIAN

    SECTION 11.1   Appointment and Duties       . . . . . . . . . .32
    SECTION 11.2   Central Certificate System       . . . . . . . .33

      ARTICLE XII
          RECORDING OF DECLARATION OF TRUST

    SECTION 12.1   Recording        . . . . . . . . . . . . . . . .33

      ARTICLE XIII
          AMENDMENT OR TERMINATION OF TRUST

    SECTION 13.1   Amendment or Termination       . . . . . . . . .33
    SECTION 13.2   Power to Effect Reorganization       . . . . . .35
    SECTION 13.3   Other Amendments       . . . . . . . . . . . . .35

      ARTICLE XIV
     MISCELLANEOUS

    SECTION 14.1   Governing Law        . . . . . . . . . . . . . .35
    SECTION 14.2   Counterparts       . . . . . . . . . . . . . . .35
    SECTION 14.3   Reliance by Third Parties        . . . . . . . .35
    SECTION 14.4   Provisions in Conflict with Law or Regulations36
    SECTION 14.5   Section Headings       . . . . . . . . . . . . .36
    SECTION 14.6   Construction of 1940 Act       . . . . . . . . .36
    SECTION 14.7   Action of Prospectus or Proxy Statement  .36









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       ARTICLE XV
        DURATION OF TRUST

    SECTION 15.1   Duration       . . . . . . . . . . . . . . . . .37












































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                             CONSECO FUND GROUP

                     AGREEMENT AND DECLARATION OF TRUST


            This Agreement and Declaration of Trust is made the 20th day of September, 1996 by the Trustee(s) hereunder and holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided.

            WITNESSETH that:

            W H E R E AS, the Trustee(s) desire to establish an unincorporated voluntary association commonly known as a business trust, as described in the provisions of Chapter 182 of the General Laws of Massachusetts, for the principal p u r p ose of the investment and reinvestment of funds contributed thereto; and

            WHEREAS, the Trustee(s) desire that such trust be a registered open-end investment company under the Investment Company Act of 1940; and

            WHEREAS, it is proposed that the beneficial interest in the trust s assets shall be divided into transferable shares of beneficial interest, which shall be evidenced by the Share Register maintained by the trust or its agent, as hereinafter provided;

            NOW, THEREFORE, the Trustee(s) hereby declare that they will hold all property of every type and description which t h e y are acquiring or may hereafter acquire as such Trustee(s), together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders of record from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the provisions hereof.

                                  ARTICLE I
                                  THE TRUST

            1.1    Name.    The  name  of  the  trust created by this
       Declaration of Trust shall be Conseco Fund Group (hereinafter called the "Trust") and so far as may be practicable the Trustees shall conduct the Trust s activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to
       t h e   Trustees  in  their  capacity  as  Trustees,  and  not
       individually   or  personally  and  shall  not  refer  to  the
       officers, agents, employees or Shareholders of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may
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       use  such  other designation or they may adopt such other name for the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name.

            1.2 Location. The principal office of the Trust shall be located within or without the Commonwealth Massachusetts, as the Trustees may from time to time determine.

            1.3 Nature of Trust. The Trust shall be of the type commonly termed a business trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. The Trust is intended to have the status of a registered open-end investment company under the Investment Company Act of 1940 and of a "regulated investment company" as that term is defined in Section 851 of the Internal Revenue Code of 1954, and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent.

            1.4 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context hereof otherwise requires:

            (a) 1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

            (b) "Adviser" and "Distributor" shall mean any Person or Persons appointed, employed or contracted with by the Trustee under the applicable provisions of Section 3.1 hereof.

            (c) "Affiliate" shall have the same meaning as the term Affiliated Person under the 1940 Act.

            (d) "Assignment," "Commission," and "Prospectus" shall have the meanings given them in the 1940 Act.

            (e) "Declaration of Trust" shall mean this Agreement a n d Declaration of Trust as may be amended, restated, or modified from time to time. References in this Declaration of Trust to "Declaration," "hereof," "herein," "hereby" and "hereunder" shall be deemed to refer to the Declaration of Trust and
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            shall   not  be  limited  to  the  particular  text,
            article, or section in which such words appear.



                                     2
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            (f)  "Person"  shall  mean  and include individuals,
            corporations,    limited    partnerships,    general
            partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities whether or not legal entities and governments and agencies and political subdivisions thereof.

            (g) "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or, in general, any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, guarantees of, or any right to subscribe to, purchase or acquire any of the foregoing.

            (h) "Shareholders" shall mean, as of any particular time, all holders of record of outstanding Shares at such time.

            (i)  "Shares"  shall  mean  the  equal proportionate
            transferable   units  of  interest  into  which  the
            beneficial interest in the Trust or in the Trust property belonging to any series of the Trust or in any class of Shares of the Trust (as the context may require) shall be divided from time to time, as described in Article VI.

            (j)    Series  Company    shall  mean  the  form  of
            registered  open-end investment company described in
            Section 18(f)(2) of the 1940 Act or in any successor statutory provision.

                 1.  The  term  Series  refers to series of
                 Shares established and designated under or
                 in   accordance  with  the  provisions  of
                 Article VI;

                 2. The term  Multi-Class Series  refers to
                 s e ries   of   Shares   established   and
                 designated  as Multi-Class Series under or
                 in   accordance  with  the  provisions  of
                 Article VI; and
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                 3.  The terms  Class  and  Class of Shares
                 refer    to   the   division   of   Shares
                 representing  any  Multi-Class Series into


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                 two or more classes in accordance with the
                 provisions of Article VI.

            ( k ) Trust Property" shall mean, as of any p a rticular time, any and all property, real, personal, or otherwise, tangible or intangible, which is transferred, conveyed or paid to the Trust or Trustees and all income, profits and gains therefrom and which at such time is owned or held by, or for the account of, the Trust or the Trustees.
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                                 ARTICLE II
                             POWERS OF TRUSTEES

            2.1 General. The Trustees shall have, without other or further authorization, full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole and absolute owners of the Trust Property and business in their own right, and with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees may do and perform such acts and things as in their sole judgment and discretion are necessary and proper for conducting the business and affairs of the Trust or promoting the interests of the Trust and the Shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. The Trustees shall have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by this Declaration of Trust. Such powers of the Trustees may be exercised without order of or resort to any court.

            2.2 Investments. The Trustees shall have power, subject in all respects to Article IV hereof,

            (a) to conduct, operate and carry on the business of an investment company; and

            (b) for such consideration as they may deem proper, to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or
                 n o nnegotiable    instruments,    obligations,
                 e v i d ences    of    indebtedness,    bankers
                 acceptances,   certificates   of   deposit   or
                 i n debtedness, commercial paper, securities subject to repurchase agreements and other money market securities, including, without
                 limitation,   those   issued,   guaranteed   or
                 sponsored  by  the  United States Government or
                 i t s   agencies   or   instrumentalities,   or
                 international instrumentalities, or by any of the several states of the United States of A m e rica or their political subdivisions, agencies or instrumentalities, or any bank or savings institution, or by any corporation
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                 organized  under  the laws of the United States
                 or   of  any  state,  territory  or  possession
                 thereof,  or  by  corporations  organized under
                 foreign    laws;   marketable   straight   debt

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                 securities;   securities   (payable   in   U.S.
                 dollars) of, or guaranteed by, the government of Canada or of a Province of Canada; common s t ock, securities convertible into common stock, purchase rights, warrants and options; and nothing herein shall be construed to mean the Trustees shall not have the foregoing powers with respect to any Securities in which the Trust may invest in accordance with Article IV hereof.

                 In the exercise of their powers, the Trustees shall not be limited, except as otherwise provided hereunder, to investing in Securities maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Declaration of Trust, that they, in their a b solute discretion, shall determine, and without liability for loss, even though such investments shall be of a character or in amount not considered proper for the investment of trust funds.

            2.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants and held by and transferred to the Trustees, except that the Trustees shall have power to cause legal title to any Trust Property to be held by, or in the name of, one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in the name of any other Person as nominee, on such terms, in such manner and with such powers as the Trustees may determine, so long as in their judgment the interest of the Trust is adequately protected.

            The right, title and interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act. Upon the resignation, removal or death of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Property, and the right, title and interest of such Trustee in and to the Trust Property shall vest automatically in the remaining
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       Trustees  without any further act.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.


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            2.4  Disposition  of  Assets.  Subject in all respects to
       Article IV hereof, the Trustees shall have power to sell, lease, exchange or otherwise dispose of or grant options with respect to any and all Trust Property free and clear of any and all trusts, at public or private sale, for cash or on
       terms,   without  advertisement,  and  subject  to  such  res-
       trictions, stipulations, agreements and reservations as they shall deem proper, and to execute and deliver any deed or
       other  instrument  in  connection  with  the  foregoing.   The
       Trustees shall also have the power, subject in all respects to
       Article IV hereof, to:

            (a) rent, lease or hire from others for terms which may extend beyond the termination of this Declaration of Trust any property or rights to property, real, personal or mixed, tangible or intangible, and, except for real property, to own, manage, use and hold such property and such rights;

            (b) give consents and make contracts relating to Trust Property or its use;

            (c) g r ant security interests in or otherwise encumber Trust Property in connection with borrowings; and

            (d)  release any Trust Property.

            2.5 Taxes. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trust or the Trustees in connection with the Trust Property or upon or against the Trust Property or income or any part thereof, to settle and compromise disputed tax liabilities and, for the foregoing purposes, to make such returns and do all other such acts and things as may be deemed by the Trustees to be necessary or desirable.

            2.6  Rights  as Holder of Securities.  The Trustees shall
       have the power to exercise all the rights, powers and privileges appertaining to the ownership of all or any Securities or other property forming part of the Trust Property to the same extent that any individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally
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       or  for any particular meetings or action, and may include the exercise of discretionary powers.



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            2.7  Delegation;  Committees.    The  Trustees shall have
       power, consistent with their continuing exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of Trust Property, to delegate from time to time to such one or more of their number (who may be designated as constituting a Committee of the Trustees) or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient.

            2.8 Collection. The Trustees shall have power to collect, sue for, receive and receipt for all sums of money or other property due to the Trust, to consent to extensions of the time for payment, or to the renewal of any Securities or obligations; to engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; to foreclose a n y Security or other instrument securing any notes, debentures, bonds, obligations or contracts, by virtue of which any sums of money are owed to the Trust; to exercise any power of sale held by them, and to convey good title thereunder free of any and all trusts, and in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property; to be parties to reorganization and to transfer to and deposit with any corporation, committee, voting trustee or other Person any Securities or obligations of any corporation, trust, association or other organization, the Securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association or other organization, or otherwise, to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such Securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; to extend the time (with or without security) for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

            2.9 Expenses. The Trustees shall have power to incur and pay any charges or expenses which, in the opinion of the Trustees, are necessary or incidental to or proper for carrying out any of the purposes of this Declaration of Trust, and to reimburse others for the payment therefor, and to pay appropriate compensation or fees from the funds of the Trust to themselves as Trustees and to Persons with whom the Trust has contracted or transacted business. The Trustees shall fix the compensation of all officers, employees and Trustees. The

       Trustees may be paid reasonable compensation for their general services as Trustees and officers hereunder, and the Trustees may pay themselves or any one or more of themselves such compensation for special services, including legal services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves or any one or more of themselves on behalf of the Trust. Each Series or Class must pay the expenses directly attributable to it. However, to the extent that the Trustees can effect cost savings by the sharing of expenses they are authorized to do so. Such general administrative expenses will be allocated on the basis of the asset size of the respective Series or Class.

            2.10 Borrowing.   The Trustees shall have power to borrow
       money only to the extent, for the purposes and in the manner authorized by Article IV hereof.

            2.11 Deposits. The Trustees shall have power to deposit any monies or Securities included in the Trust Property with
       o n e or more banks, trust companies or other banking institutions whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the f a i lure of the bank, trust company or other banking institution with whom the monies or Securities have been deposited.

            2.12 Allocation. The Trustees shall have power to determine whether monies or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or apportion the same between income and capital, to apportion the sale price of any asset between income and capital and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 2.12, such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods and for such purposes as they shall determine, and to allocate to the share of beneficial interest account less than all of the consideration received for Shares and to allocate the balance thereof to paid-in capital, all as the Trustees may reasonably deem proper.

            2.13 Valuation. The Trustees shall have power to determine in good faith, conclusively, the value of any of the Trust Property and of any services, Securities, assets or other consideration hereafter to be acquired or disposed of by the Trust, and to revalue the Trust Property.

            2.14 Fiscal Year. The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and, from time to time, to change the fiscal year or method or form of accounts.

            2.15 Concerning the Trust and Certain Affiliates.

            (a) The Trust may enter into transactions with any Affiliate of the Trust or the Adviser or any Affiliate of any Trustee, director, officer or employee of the Trust or of the Adviser if (i) each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not Affiliates of any Person (other t h an the Trust) who is a party to the transaction with the Trust, (ii) such transaction is, in the opinion of the Trustees, on terms fair and reasonable to the Trust and the Shareholders and at least as favorable to them as similar arrangements for comparable t r ansactions (of which the Trustees have knowledge) with organizations unaffiliated with the Trust or with the Person who is a party to the transaction with the Trust, and (iii) such transaction is in accordance with the 1940 Act or an exemption granted thereunder.

            (b) Except as otherwise provided by this Declaration of Trust and in the absence of fraud, a contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, is valid and no Trustee, officer, employee or agent of the Trust has any liability as a result of entering into any such contract, act or transaction even though (i) one or more of the Trustees, officers, employees or agents of the Trust is d i r ectly or indirectly interested in or affiliated with, or are trustees, partners, directors, employees, officers or agents of such other Person, or (ii) one or more of the

                 Trustees, officers, employees or agents of the Trust, individually or jointly with others, is a party or are parties to, or directly i n t erested in, or affiliated with, such contract, act or transaction, provided that (A) such interest or affiliation is disclosed to the Trustees and the Trustees authorized such contract, act or other transaction by a vote of a majority of the unaffiliated Trustees, or (B) such interest or affiliation is disclosed to the Shareholders, and such contract, act or transaction is approved by the Shareholders.

            (c) Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares for his individual account, and may exercise all rights of a holder of such Shares to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent. The Trustees shall use their best efforts to obtain through the Adviser or other Persons a continuing and suitable investment program, consistent with the policies and objectives of each Series or Class. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity, or in a capacity as trustee, officer, director, s t o ckholder, partner, member, adviser or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may be similar to those of the Trust and include the acquisition, syndication, holding, management, operation or disposition, of his own account or for the account of such Person, and each Trustee, officer, employee and agent of the Trust shall be free of any
                 o b l igation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust.

                 Subject   to  the  provisions  of  Article  III
                 hereof,  any  Trustee  or  officer, employee or
                 agent   of  the  Trust  may  be  interested  as

                 Trustee, officer, director, stockholder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder. None of the activities referred to in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust. To the extent that any other provision of this Declaration of Trust conflicts with, or is otherwise contrary to, t h e provisions of this Section 2.15 the provisions of this Section shall be deemed controlling.

            2.16 Power to Contract. Subject to the provisions of Sections 2.7 and 3.1 hereof with respect to delegation of authority by the Trustees, the Trustees shall have power to appoint, employ or contract with any Person (including one or more of themselves) and any corporation, partnership or trust of which one or more of them may be an Affiliate, subject to the applicable, requirements of Section 2.15 hereof as the Trustees may deem necessary or desirable for the transaction of the business of the Trust, including any Person, who, under the supervision of the Trustees, may, among other things: serve as the Trust s investment adviser and consultant in connection with policy decisions made by the Trustees; furnish reports to the Trustees and provide research, economic and statistical data in connection with the Trust s investments; act as consultants, accountants, technical advisers, a t torneys, brokers, underwriters, corporate fiduciaries, e s c row agents, depositories, custodians or agents for collection, insurers or insurance agents, transfer agents or registrars for Shares or in any other capacity deemed by the Trustees necessary or desirable; investigate, select, and, on behalf of the Trust, conduct relations with Persons acting in such capacities and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the investments acquired, sold, or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of; substitute any other Person for any such Person; act as attorney-in-fact or agent in the purchase or sale or other disposition of investments, and in the handling, prosecuting or settling of any claims of the Trust, including, the foreclosure or other enforcement of any lien or security securing investments; and assist in the performance of such ministerial functions necessary in the management of the Trust as may be agreed upon with the Trustees or officers of the Trust.

            2.17 Insurance. The Trustees shall have the power to purchase and pay for, entirely out of Trust Property, i n surance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, including t h e Adviser or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been, taken or omitted by any such Person as Shareholder, Trustee, officer, employee, agent, investment adviser or independent contractor, including any action taken or omitted that may be determined to constitute negligence. However, such policies shall not pay or reimburse any director, officer, investment adviser or principal underwriter for any liability arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. Such policies are to set forth a reasonable and fair means for determining whether payment or reimbursement shall be made.

            2.18 Pension and Other Plans. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry
       o u t pension, profit-sharing, savings, thrift and other r e t i r ement, incentive and benefit plans, trust, and provisions, including, without limitation, the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

            2.19 Seal. The Trustees shall have the power to adopt and use a seal for the Trust, but, unless otherwise required by the Trustees, it shall not be necessary for the seal to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

            2.20 Charitable Contributions. The Trustees shall have the power to make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, literary, civic or similar purpose and, in time of war or other national emergency, in aid thereof.

            2.21 Indemnification. In addition to the mandatory indemnification provided for in Section 5.3 hereof, the Trustees shall have power, to the extent permitted by law, to i n d e m nify or enter into agreements with respect to indemnification with any Person with whom the Trust has d e alings, including, without limitation, any investment adviser, including the Adviser, or any principal underwriter, including the Distributor, or independent contractor, to such extent as the Trustees shall determine.

            2.22 Remedies. Notwithstanding any provision in this Declaration of Trust, when the Trustees deem that there is a significant risk that an obligor to the Trust may default or is in default under the terms of any obligation to the Trust, the Trustees shall have power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Trust, and the Trustees shall have the power to enter into a n y investment, commitment or obligation of the Trust resulting from the pursuit of such remedies as are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

            2.23 Separate Accounting. The Trustees shall establish the books and records for each Series and maintain such records separately as if each Series were a separate legal entity.

            2.24 Further Powers. The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the T r ust although such matters or things are not herein specifically mentioned. Any determination as to what is in the best interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                                 ARTICLE III
                           ADVISER AND DISTRIBUTOR

            3.1 Appointment. The Trustees are responsible for the general investment policy of the Trust, the distribution of its Shares and for the general supervision of the business of the Trust conducted by officers, agents, employees, investment advisers, distributors or independent contractors of the Trust. However, the Trustees are not required personally to conduct all of the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with an investment adviser (the "Adviser") and/or a distributor and underwriter for the Trust s Shares (the "Distributor"), and may grant or delegate such authority to the Adviser and/or Distributor (pursuant to the terms of Section 2.16 hereof) or to any other Person the services of whom are obtained by the Adviser or Distributor, as the Trustees may, in their sole discretion, deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

            3.2 Provisions of Agreement. The Trustees shall not enter into any agreement with the Adviser or Distributor pursuant to the provisions of Section 3.1 hereof unless such agreement is consistent with the provisions of Section 15 of the 1940 Act.

                                 ARTICLE IV
                                 INVESTMENTS

            4.1 Statement of Investment Objectives and Policies. The Trustees shall be guided in their actions by the Investment Objectives and Policies as set forth in the most current effective registration statement for the Trust as filed with the Securities and Exchange Commission. Because the Trust is divided into separate Series, the Trustees shall supervise the investments and the record- keeping for each Series within the Trust as if it was a separate legal entity. In addition to any other power granted to the Trustees, the Trustees may, as they deem appropriate, provide for additional Series or Classes in a manner consistent with the Investment Company Act.

            4.2 Restrictions. Notwithstanding anything in this Declaration of Trust which may be deemed to authorize the contrary, the Trust, with respect to each Series, shall c o nduct its affairs in accordance with the Investment Limitations (Restrictions) as set forth in the most current, effective registration statement for the Trust as filed with the Securities and Exchange Commission.

            4.3 P e r c entage Restrictions. If the percentage restrictions as set forth in the Investment Limitation described in Section 4.2 above are adhered to at the time of each investment, a later increase or decrease in percentage resulting from a change in the value of a Series assets is not a violation of such investment restrictions.

            4.4 Amendment of Investment Objectives and Policies and of Investment Limitations. The Investment Objectives and policies and the Investment Limitations are deemed to be fundamental policies and may not be changed without the approval of the holders of a majority of the outstanding voting Shares of each Series affected which, for purpose herein, shall mean the lesser of (i) 67% of the Shares repre-sented at a meeting which more than 50% of the outstanding S h ares are represented or (ii) more than 50% of the outstanding Shares. A change in policy affecting only one Series may be effected only with the approval of a majority of the outstanding Shares of such Series.

                                  ARTICLE V
                          LIMITATIONS OF LIABILITY

            5.1 Liability to Third Persons. No Shareholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Property or the affairs of the Trust; and no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise; to any other Person or Persons in connection with Trust Property or the affairs of the Trust, e x c ept for that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his Failure to act in good faith in the reasonable belief that his action was in the best interest of the Trust; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceedings to enforce any such liability, he shall not on account thereof be held to any personal liability.

            5.2 Liability to Trust or to Shareholders. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard for his duties.

            5.3  Indemnification.

            (a) T h e Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section
                 5.3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even t h o ugh not specifically provided herein;

                 provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their
                 o w nership of Shares, nor for any losses suffered by reason of changes in the market value of Shares.

            (b)  (1)  As  used  in  this  subsection (b) of this
                 Section 5.3, the following terms shall have the meanings set forth below:

                      (i)  the term  indemnitee  shall mean
                      a n y   present  or  former  Trustee,
                      officer or employee of the Trust, any
                      present  or former Trustee or officer
                      of another trust or corporation whose
                      securities  are  or were owned by the
                      Trust or of which the Trust is or was
                      a  creditor  and who served or serves
                      in  such  capacity  at the request of
                      the  Trust,  any  present  or  former
                      investment  adviser,  sub-adviser  or
                      principal  underwriter  of  the Trust
                      a n d     the    heirs,    executors,
                      administrators,     successors    and
                      assigns  of  any  of  the  foregoing;
                      h o wever,  whenever  conduct  by  an
                      i n d emnitee  is  referred  to,  the
                      conduct shall be that of the original
                      indemnitee  rather  than  that of the
                      heir,     executor,    administrator,
                      successor or assignee;

                      (ii)  the  term    covered proceeding
                      shall mean any threatened, pending or
                      completed action, suit or proceeding,
                      w h e t h e r     civil,    criminal,
                      administrative  or  investigative, to
                      which an indemnitee is or was a party
                      or  is  threatened to be made a party
                      by  reason of the fact or facts under
                      which  he  or  it is an indemnitee as
                      defined above;

                      (iii)  the  term    disabling conduct
                      shall  mean  willful misfeasance, bad
                      faith,  gross  negligence or reckless
                      disregard  of  the duties involved in
                      t h e    conduct  of  the  office  in
                      question;

                      (iv)   the  term    covered  expenses
                      shall    mean   expenses   (including
                      attorney  s  fees),  judgments, fines
                      a n d   amounts  paid  in  settlement
                      actually  and  reasonably incurred by
                      an  indemnitee  in  connection with a
                      covered proceeding; and

                      ( v )   the  term    adjudication  of
                      liability    shall  mean,  as  to any
                      covered  proceeding  and  as  to  any
                      indemnitee,  an adverse determination
                      as   to  the  indemnitee  whether  by
                      j u d gment,    order,    settlement,
                      conviction  or  upon  a  plea of nolo
                      contendere or its equivalent.

                 (2) T h e Trust shall not indemnify any indemnitee for any covered expenses in any c o vered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

                 (3) Except as set forth in (2) above, the T r ust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of l i a b ility as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (A) the vote of a majority of a quorum of Trustees who are neither interested persons , as defined in the 1940 Act nor parties to the covered proceeding or (B) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

                 (4) Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior t o t he final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the i n demnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for each undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that t h e re is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither interested persons as defined in the 1940 Act nor parties to the covered proceeding.

                 (5) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by t h e 1 940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

            5.4  Surety  Bonds.    No  Trustee  shall,  as  such,  be
       obligated to give any bond or surety or other security for the performance of his duties.

            5.5 Apparent Authority. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

            5.6 Recitals. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee or Trustees or an officer, employee or agent of the Trust only in their or his capacity as Trustees or Trustee under this Declaration of Trust or in the capacity of officer, employee or agent of the Trust. Any written instrument creating an obligation of the Trust shall refer to this Declaration of Trust and contain a recital to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Shareholders, officers, employees or agents of the Trust, but the Trust Property or a specific portion thereof only shall be bound, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust.

            5.7 Reliance on Experts, etc. Each Trustee and each officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Adviser, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

            5.8 Liability Insurance. The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent available at reasonable rates.

                                 ARTICLE VI
                          CHARACTERISTICS OF SHARES

            6.1 General. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares, except as provided in Section 10.5 hereof. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust.

            6.2 Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares, having no par value. The Shares of the Trust shall be issued in one or more Series or Classes, as the Trustees may, without Shareholder approval, authorize. The Shares shall have the characteristics set forth in (a) through and including (f) below. The Trustees may from time to time divide or combine the Shares of each Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest of that Series or Class in the assets belonging to that Series or Class, attributable to that Series or Class, or in any way affecting the rights of Shares of any other Series or Class.

       Except as provided in Section 6.12 of this Article VI, with respect to Shares of Multi-Class Series, no Share shall have priority of preference over another. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiple thereof. The Board of Trustees may classify unissued Shares into one or more additional Series or Classes which shall, together with the issued Shares of each Series or Class, have such designations as the Trustees may determine and shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, have the characteristics set forth in (a) through and including (f) below.

            (a) All consideration received by the Trust for the issue or sale of Shares of each Series or
                 Class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall, for all purposes, irrevocably belong to the Series or Class with respect to which such assets, payments, or funds were received by the Trust, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets, income, earnings, profits and proceeds thereof, any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as assets belonging to such Series or Class.

            (b) Dividends or distributions on Shares of any Series or Class, whether payable in Shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such Series or Class.

            (c) In the event of the liquidation or dissolution of the Trust, Shareholders of each such Series or Class shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any
                 p a r t icular Series or Class, the assets belonging to such Series or Class; and the assets so distributable to the Shareholders of any such Class shall be distributed among such Shareholders in proportion to the number of Shares of such Series or Class held by them and recorded on the books of the Trust. In the event that there are any general assets not belonging to any particular Series or Class and available for distribution, such distribution shall be made to the holders of Shares of all Series and Classes in proportion to the asset value of the respective Series or Class.

            (d) The assets belonging to any such Series or Class shall be charged with the liabilities in respect to such Series or Class and shall be c h arged with their share of the general liabilities of the Trust. The determination of the Trustees shall be conclusive as to the a m o unt of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given Series or Class, and as to whether the same, or general assets of the Trust, are allocable to one or more Series or Class. The liabilities so allocated are herein referred to as liabilities belonging to such Series or Class.

            (e) At all meetings of Shareholders, each Shareholder of each Share of each Series or Class shall be entitled to one vote for each Share, irrespective of the Series or Class, standing in his name on the books of the Trust, except that where a vote of the holders of the Shares of any Series or Class, or of more than one Series or Class, voting by Series or Class, is required by the 1940 Act and/or Massachusetts law as to any proposal, only the holders of such Series or Class(es), voting by Series or Class, shall be entitled to vote upon such proposal and the holders of any other Series or Class(es) shall not be entitled to vote thereon. Any fractional Share, if any such fractional Shares are outstanding, shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. There shall be no cumulative voting rights with respect to any Shares or Series or Class of the Trust.

            (f)  When  the  Trust  has  more  than one Series or
                 Class:    (i) the redemption rights provided to
                 the  holders  of  the Trust s Shares in Section

                 6.9 shall be deemed to apply only to the assets belonging to the Series or Class in question; a n d (ii) the net asset value per Share computation as provided for in Section 10.4 shall be applied as if each Series or Class w e r e the Trust as referred to in such computation, but with its assets limited to the assets belonging to such Series or Class and its liabilities limited to the liabilities belonging to such Series or Class.

            6.3 Evidence of Share Ownership. Evidence of Share ownership shall be reflected in the Share register maintained by or on behalf of the Trust pursuant to Section 7.1 hereof, and the Trust shall not be required to issue certificates as evidence of Share ownership; provided, however, that the Trustees may, in their discretion, authorize the use of cer-tificates as a means of evidencing the ownership of Shares by setting forth in the Trust s By-laws or in a resolution, provisions for the form of certificates and regulations governing their execution, issuance and transfer. Subject to
       Section 6.7 hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Massachusetts business corporation.

            6.4 Death of Shareholders. The death of a Shareholder during the continuance of the Trust shall not terminate this Declaration of Trust nor give such Shareholder s legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Property, but shall simply entitle the legal representatives of the deceased Shareholder to require the recordation of such legal representative s ownership of or rights in the deceased Shareholder s Shares, and, upon the acceptance thereof, such legal representative shall succeed to all the rights of the deceased Shareholder under this Declaration of Trust.

            6.5 Repurchase of Shares. The Trustees may, on behalf of the Trust, purchase or otherwise acquire outstanding Shares from time to time for such consideration and on such terms as they may deem proper. Shares so purchased or acquired by the Trustees for the account of the Trust shall not, so long as they belong to the Trust, receive distributions (other than, at the option of the Trustees, distributions in Shares) or be entitled to any voting rights. Such Shares may, in the discretion of the Trustees, be canceled and the number of Shares issued thereby reduced, or such Shares may, in the discretion of the Trustees, be held in the treasury and may be disposed of by the Trustees at such time or times, to such party or parties and for such considerations as the Trustees may determine.

            6.6 Trustees as Shareholders. Any Trustee in his individual capacity may purchase and otherwise acquire or sell and otherwise dispose of Shares or other Securities issued by the Trust, and may exercise all the rights of a Shareholder to the same extent as though he were not a Trustee.

            6.7 Redemption and Stop Transfers for Tax Purposes; Redemption to Maintain Constant Net Asset Value. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other Securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other Securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other Securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other Securities of the Trust to any Person whose acquisition of the Shares or other Securities of the Trust in question would, in the opinion of the Trustees, result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 6.9.

            The Shares of the Trust shall also be subject to r e demption pursuant to the procedure for reduction of outstanding Shares set forth in Section 10.5 hereof in order to maintain the constant net asset value per Share.

            6.8 Information from Shareholders. The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other Securities of the Trust, as the Trustees reasonably deem necessary, to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

            6.9 Redemptions. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Declaration of Trust. The Trust shall, upon application of any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per Share determined by the application of a formula adopted for such purpose by the Trustees (which formula shall be consistent with the 1940 Act and the rules and regulations promulgated thereunder); provided that such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Trust at the time of the purchase or redemption. The procedures for effecting redemption shall be as adopted by the Trustees and set forth in the Prospectus from time to time.

            6.10 Suspension  of Redemption:  Postponement of Payment.
       The  Trustees  may suspend the right of redemption or postpone the  date  of  payment for the whole or any part of any period
       (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of Securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust to determine fairly the value of its net assets, or (iv)
       during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspensions shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii), (iii), or (iv) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

            6.11 Power  of  Trustees to Change Provisions Relating to
       Shares.

            (a) Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, d e l ete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of r e sponding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders.

            (b) The Trustees may designate or establish Series or Classes of Shares. The establishment and designation of any Series or Class of Shares shall be effective upon the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such Series or Class a n d such eligibility requirements for
                 i n v e stment therein as the Trustees may determine, or as otherwise provided in such resolution. Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes:

                 (i)  create  one  or  more Series or Classes of
                      Shares  (in  addition  to  any  Series  or
                      Class(es)  already  existing or otherwise)
                      with  such rights and preferences and such
                      eligibility  requirements  for  investment
                      therein  as  the  Trustees shall determine
                      and  reclassify  any  or  all  outstanding
                      Shares  as  shares of particular Series or
                      C l a sses   in   accordance   with   such
                      eligibility requirements;

                 (ii) amend  any  of the provisions set forth in
                      paragraphs (a) through (i) of Section 6.12 of this Article VI;

                 (iii)     combine one or more Series or Classes
                           of  Shares  into  a  single Series or
                           Class on such terms and conditions as
                           the Trustees shall determine;

                 (iv) c h a nge  or  eliminate  any  eligibility
                      requirements  for  investment in Shares of
                      any  Series  or  Class,  including without
                      limitation,  the  power to provide for the
                      issuance  of Shares of any Series or Class
                      in   connection   with   any   merger   or
                      consolidation of the Trust with another trust or company or any acquisition by the

                      Trust of part or all of the assets of another trust or company;

                 (v) change the designation of any Series or Class of Shares;

                 (vi) change  the method of allocating dividends
                      among the various Series and Classes of Shares;

                 (vii) a l locate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or Classes of Shares;

                 (viii)    terminate  any  Series  or  Class  of
                           Shares   by  written  notice  to  the
                           Shareholders of such Series or Class;
                           and

                 (ix) specifically allocate assets to any or all
                      Series or Classes of Shares or create one or more additional Series or Classes of Shares which are preferred over all other Series or Classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with r e s pect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or Classes.

            6.12 Establishment and Designation of Series and Classes. Shares of each Series shall have the following rights and preferences relative to Shares of each other Series, and Shares of each Class of a Multi-Class Series shall have such rights and preferences relative to other Classes of the same Series as are set forth below, together with such other rights and preferences relative to such other Classes as are set forth in any resolution of the Trustees establishing and designating such Class of Shares:

            (a)  Assets  Belonging  to  Series.   Subject to the
                 provisions  of  paragraph  (c)  of this Section
                 6.12:

                      All  consideration  received  by the Trust
                 for the issuance or sale of Shares of a particular Series, together with all assets in w h i ch such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all p u rposes, subject only to the rights of creditors, and shall be so recorded upon the b o o k s of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as assets belonging to that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not
                 r e adily identifiable as belonging to any p a r ticular Series (collectively General Assets ), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon t h e Shareholders of all Series for all purposes.

            (b) Liabilities Belonging to Series. Subject to the provisions of paragraph (c) of this Section
                 6.12:

                      The  assets  belonging  to each particular
                 S e ries shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular

                 Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the

                 Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as liabilities belonging
                 t o       that  Series.    Each  allocation  of
                 l i abilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

            (c) Apportionment of Assets etc. in Case of Multi-Class Series. In the case of any Multi-Class Series, to the extent necessary or appropriate to give effect to the relative rights and preferences of any Classes of Shares of such Series, (i) any assets, income, earnings, profits, proceeds, liabilities, expenses, c h arges, costs and reserves belonging or attributable to that Series may be allocated or attributed to a particular Class of Shares of that Series or apportioned among two or more Classes of Shares of that Series; and (ii) Shares of any Class of such Series may have priority or preference over Shares of other C l a sses of such Series with respect to dividends or distributions upon termination of the Trust or termination of such Series or Class or otherwise, provided that no Share shall have any priority or preference over any other Shares of the same Class and that all dividends and distributions to Shareholders of a particular Class shall be made ratably among all Shareholders of such Class according to the number of Shares of such Class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be.

            (d) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other p r ovisions of this Declaration, including without limitation, Article X, no dividend or distribution (including without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets belonging to such Series or attributable to such Class, nor shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets belonging to any other

                 Series or attributable to any other Class except to the extent that such Shareholder has s u c h a right or claim hereunder as a Shareholder of such other Series or Class.

            (e) Voting. Notwithstanding any of the other provisions of this Declaration, including, w i thout limitation, Article VIII, the Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected. O n a ny matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual Series, unless otherwise required by the 1940 Act or other applicable law.

            (f) Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any Classes of Shares of a Multi-Class Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series. All the Shares of each particular Class of Shares within a Multi-Class Series shall represent an equal proportionate interest in the assets belonging to such Series that are attributable to such Class (subject to the liabilities attributable t o such Class), and each Share of any particular Class within a Multi-Class Series shall be equal to each other Share of such Class.

            (g) Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole share of that Series or Class, including rights with respect t o voting, receipt of dividends and
                 distributions,   redemption   of   Shares   and
                 termination of the Trust.

            (h) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes of Shares in a c cordance with such requirements and p r ocedures as may be established by the Trustees.

            (i) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or m o r e Series into assets and liabilities belonging to a single Series or Class.

            (j) Certain Redemptions of Shares. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless
                 o t herwise required by applicable law, to establish and modify the minimum investment level for each Series or Class of Shares and to require Shareholders to maintain at least the minimum investment level. If any Shareholder f a i ls to maintain at least the minimum investment level, his or her Shares may be subject to mandatory involuntary redemption in a c c ordance with the instructions of the Trustees.

                                 ARTICLE VII
                        RECORD AND TRANSFER OF SHARES

            7.1 Share Register. One or more registers shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the S h a r eholders and the number of Shares held by them respectively and a record of all transfers thereof. A separate register shall be maintained for each Series and Class. Each such register shall be conclusive as to who are the holders of the Shares. Only Shareholders whose ownership of Shares is recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive any distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon.

            7.2 Transfer Agent. The Trustees shall have power to employ, within or without the Commonwealth of Massachusetts, a transfer agent or transfer agents and, if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the register(s) and record therein the original issues and transfers of Shares. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates and shares of stock in a corporation, except as modified by the Trustees.

            7.3 Owner of Record. Any person becoming entitled to any Share in consequence of the death, bankruptcy or insol-vency of any Shareholder, or otherwise, by operation of law, shall be recorded as holder of such Shares. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency or other event.

            7.4 Transfers of Shares. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trust or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of execution and authorization and of other matters as may reasonably be required by the Trust or the transfer agent. Upon such delivery, the transfer shall be recorded on the register(s) of the Trust. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor the Trust nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer. This Section 7.4 and Section 7.3 hereof are subject in all respects to the provisions of Section 6.7 hereof.

            7.5 L i m itation of Fiduciary Responsibility. The Trustees shall not, nor shall the Shareholders or any officer, transfer agent or other agent of the Trust, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest therein by any such Shareholder or his personal representative is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one such Persons or of the duly authorized agent of any such Person shall be a sufficient discharge for all money, Securities and other property payable, issuable or deliverable in respect of such Share and from all liability to see the proper application thereof.

            7.6 Notices. Any and all notices to which Shareholders hereunder may be entitled, and any and all communications, shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office addresses as recorded on the Share register provided for in Section 7.1 hereof.

                                ARTICLE VIII
                                SHAREHOLDERS

            8.1 M e e t ings of Shareholders. Meetings of the Shareholders (to mean, hereafter, only Shareholders of the C l a ss(es) or Series as may be appropriate under the circumstances) may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than ten (10%) percent of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. In the event that the number of Trustees elected by vote of the Shareholders shall, at any time, fall below a majority a Special Meeting shall be called at the earliest practicable time for the election of Trustees; provided, however, that such meeting shall, in any event be held within sixty (60) days of the date of the number of Trustees elected by vote of the Shareholders falls below a majority.

            8.2 Quorums. The holders of a majority of outstanding Shares, entitled to vote at such a meeting, present in person or by proxy shall constitute a quorum at any meeting of Shareholders.

            8.3 Notice of Meetings. Notice of all meetings of the Shareholders entitled to vote at such a meeting, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least ten (10) days and not more than sixty
       (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

            8.4 Record Date for Meetings. For the purposes of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or other actions as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, except for dividend payments which shall be governed by Section 10.1, and any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

            8.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for the verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote and each full Share shall be entitled to one vote and fractional Shares shall be entitled to fractional votes. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by Proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by Proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

            8.6 Reports. The Trustees shall, to the extent required by the 1940 Act, cause to be prepared at least annually a report of operations containing a balance sheet and statements of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent certified public accountant on such financial statements based on an examination of the books and records of the Trust, and made in accordance with generally accepted auditing standards. A signed copy of such report and opinion shall be filed with the Trustees, and copies of such reports shall be mailed or delivered to all Shareholders within the time required by the 1940 Act. The

       Trustees also shall, to the extent required by the 1940 Act, furnish to the Shareholders, at least semi-annually, an interim report containing an unaudited balance sheet of the Trust as at the end of such semi-annual period and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such semi-annual period.

            8.7 Inspection of Records. The records of the Trust shall be open to inspections by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

            8.8 Shareholder Action By Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

            8.9 Voting Rights of Shareholders. The Shareholders (or such Class(es) or Series of Shareholders as may be appropriate under the circumstances) shall be entitled to vote only upon the following matters: (a) election of Trustees as provided in
       Section 9.2 and Section 9.4 hereof; (b) amendment of the Declaration of Trust or termination of this Trust as provided in Section 4.4 and Section 13.1 hereof; (c) reorganization of this Trust as provided in Section 13.2 hereof; and (d) all matters for which the approval of the Shareholders of the Trust is required by the Investment Company Act of 1940, as amended. Except with respect to the foregoing matters specified in this Section 8.9, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

                                 ARTICLE IX
                                  TRUSTEES

            9.1 Number and Qualification. The number of Trustees shall be fixed from time to time by resolution of a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three (3) or more than fifteen (15). A vacancy on the Board of Trustees may be filled by the appointment of an individual having the qualifications described in this Section 9.1 made by a resolution of a majority of the Trustees then in office, so long as two-thirds of the members of the resulting Board of Trustees have been elected by vote of the Shareholders. The appointment of a new Trustee shall not become effective, however, until the individual named in the resolution of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration of Trust. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 9.4 hereof, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust.

            9.2 Term and Election. Each Trustee named herein, or elected or appointed as provided in Section 9.1 and 9.4 hereof shall (except in the event of resignations or removals or vacancies pursuant to Sections 9.3 or 9.4 hereof) hold office until his successor has been elected and has qualified to serve as Trustee. Election of Trustees shall be by a plurality of the votes cast. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election) pursuant to this Section
       9.2 shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration of Trust. Trustees may, but need not, own Shares.

            9.3  Resignation  and  Removal.    Any Trustee may resign
       (without need for prior of subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, the President or the Secretary (referred to in
       Section 9.6 hereof) and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 9.1 hereof) with cause, by the action of two-thirds (2/3) of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

            No natural person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding Shares of beneficial interest in the Trust have declared that he be removed from that office either by declaration in writing filed with the Custodian of the securities of the Trust or by votes cast in person or by proxy at a meeting called for the purpose.

            T h e T rustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any such Trustee or Trustees if requested in writing so to do by the record holders of not less than ten
       (10) per centum of the outstanding Shares.

            Whenever  ten  or  more  Shareholders of record, who have
       been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least one
       (1) per centum of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting for the purposes of removing Trustee(s) and accompanied by a form of communication and request which they wish to transmit, the Trustees shall, within five (5) business days after receipt of such application, either

            (a) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or

            (b) inform such applicants as to the approximate number of Shareholders of record, and the a p proximate cost of mailing to them the proposed communication and form of request.

            If  the  Trustees elect to follow the course specified in
       (b) above, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five (5) business days after such tender the Trustees shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

            9.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust, and title to any Trust Property held in the name of any Trustee alone, jointly with one or more of the other Trustees or otherwise, shall, in the event of the death, resignation, removal, bank-ruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office of such Trustee, vest in the continuing or surviving Trustees without necessity of any further act or conveyance. In the case of an existing vacancy (other than by reason of increase in the number of Trustees) the holders of at least a majority of the Shares entitled to vote, acting at any meeting of Shareholders called for the purpose, or a majority of the Trustees continuing in office acting by resolution, may fill such vacancy, and any Trustee so elected by the Trustees shall hold office until his successor has been elected and has qualified to serve as Trustee. Upon the effectiveness of any such appointment as provided in this Section, the Trust Property shall vest in such new Trustee jointly with the continuing or surviving T r ustees without the necessity of any further act or conveyance; provided, however, that no such election or appointment as provided in this Section 9.4 shall become effective unless or until the new Trustee shall have accepted in writing his appointment and agreed to be bound by the terms of this Declaration of Trust.

            9.5  Meetings.    Meetings  of the Trustees shall be held
       from  time  to  time  upon  the  call  of  the  Chairman,  the
       President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than forty-eight (48) hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the
       T r ustees. Subject to Section 2.15 hereof and unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or, without a meeting, by written consents of a majority of the Trustees. Any agreement, or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustee and upon the Trust when authorized or ratified by action of the Trustees as provided in this Declaration of Trust.

            Any committee of the Trustees, including an Executive Committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a m a j o r ity of the members thereof. Unless otherwise specifically provided in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or, without a meeting, by written consent of a majority of the members.

            With respect to actions of the Trustees and any committee thereof, Trustees who are affiliated within the meaning of
       Section 2.15 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section
       9.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

            All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by utilizing conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and, to the extent permitted under the 1940 Act, participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of Trustees held by utilizing such communications equipment shall be prepared in the same manner as those of a meeting of Trustees held in person.

            9.6 Officers. The Trustees shall elect a Chairman from among their number and shall appoint a President, Secretary and Treasurer and such other officers as they deem necessary or appropriate to carry out the business of the Trust. Such officers shall be appointed and hold office in accordance with By-law provisions.

            9.7 By-laws. The Trustees may adopt and, from time to time, amend or repeal By-laws for the conduct of the business of the Trust, and in such By-laws may define the duties of the respective officers, agents, employees and representatives.

                                  ARTICLE X
                      DISTRIBUTIONS TO SHAREHOLDERS AND
               DETERMINATION OF NET ASSET VALUE AND NET INCOME

            10.1 General. The Trustees may, from time to time, declare and pay to the Shareholders, in proportion to their respective ownership of Shares, out of the earnings, net profits or surplus (including paid-in capital), capital or assets in the hands of the Trustees, such dividends or other distributions as they may determine. Except as otherwise permitted by paragraph (c) of Section 6.12 of Article VI in the case of Multi-Class Series, distributions of each year s income of each Series shall be made pro rata to Shareholders of a Series in proportion to the number of Shares of such Series held by each of them. The declaration and payment of such dividends or other distributions and the determination of earnings, profits, surplus (including paid-in capital) and capital available for dividends and other purposes shall lie wholly in the discretion of the Trustees and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion. The Trustees may, in addition, from time to time in their discretion, declare and pay as dividends or other distributions such additional amounts, whether or not out of earnings, profits and surplus available therefor, sufficient to enable the Trust to avoid or reduce its liability for Federal income taxes, inasmuch as the computations of net income and gains for Federal income tax purposes may vary from the computations thereof on the books
       o f    the  Trust.    Any  of  all  such  dividends  or  other
       distributions may be made, in whole or in part, in cash, property or other assets or obligations of the Trust, as the Trustees may in their sole discretion from time to time d e t ermine. The Trustees may also distribute to the Shareholders, in proportion to their respective ownership of Shares, additional Shares issuable hereunder in such manner and on such terms as they may deem proper. Any or all such dividends or distributions may be made among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine.

            10.2 Retained Earnings. The Trustees, except as provided in Section 10.1 hereof , may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust, to meet obligations of the Trust, to establish reserves or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.

            10.3 Source of Distributions. Shareholders shall receive annually a statement in writing advising the Shareholders of the source of the funds so distributed so that distributions of ordinary income, return of capital and capital gains income will be clearly distinguished.

            10.4 Net  Asset  Value.    The  net  asset  value of each
       outstanding Share of the Trust shall be determined once on each business day, as of the close of trading on the New York Stock Exchange or at any other time as the Trustees, by resolution, may determine and which is in compliance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the Adviser, the Custodian, the Transfer Agent, the Distributor or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

            10.5 P o w er to Modify Valuation Procedures. Notwithstanding any of the foregoing provisions of this
       Article X, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or as hereafter amended or modified.

                                 ARTICLE XI
                                  CUSTODIAN

            11.1 Appointment and Duties. The Trustees shall, at all times, employ a bank or trust company organized under the laws of the United States of America or one of the several states thereof having a capital, surplus and undivided profits of at least two million dollars ($2,000,000) as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust and the 1940 Act:

            (a) to hold the securities owned by the Trust and deliver the same upon written order;

            (b) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

                         (c)  to disburse such funds upon orders or vouchers;

                         (d) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

            (e) if authorized to do so by the Trustees, to compute the net income of the Trust;

       all upon such basis of compensation as may be agreed upon between the Trustees and Custodian. The Trust may also employ the Custodian as its agent for other purposes.

            The Trustees may also authorize the Custodian to employ one or more Sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such Sub-Custodian and approved by the Trustees, provided that, in every case, such Sub-Custodian shall be a bank or trust company organized under the laws of the United States of America or one of the several states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000).

            11.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the Securities owned by the Trust in a system for the central handling of Securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular Class or Series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by b o o k k eeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                 ARTICLE XII
                      RECORDING OF DECLARATION OF TRUST

            12.1 Recording. This Declaration of Trust and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem approp-
       riate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein; and unless such amendment or such certificate filed with the Secretary of the Commonwealth of Massachusetts sets forth some earlier or later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of said Commonwealth. An amended Declaration, containing the original Declaration and all amendments there-tofore made, may be executed any time or from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive e v i dence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                                ARTICLE XIII
                      AMENDMENT OR TERMINATION OF TRUST

            13.1 Amendment  or  Termination.   The provisions of this
       Declaration of Trust may be amended or altered (except as to the limitations on personal liability of the Shareholders and Trustees and the prohibition of assessments upon Share-holders), or the Trust (or any Series or Class of Shares) may be terminated, at any meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of a m a jority of the Shares of such Series or Class then outstanding and entitled to vote, or by an instrument or instruments in writing, without a meeting, signed by a majority of the Trustees and the holders of a majority of such Shares; provided, however, that the Trustees may, from time to time by a two-thirds (2/3) vote of the Trustees, and after fifteen (15) days prior written notice to the Shareholders, amend or alter the provisions of this Declaration of Trust, without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to conform this Declaration to the requirements of the regulated investment company provisions of the Internal Revenue Code or the requirements of applicable federal laws or regulations or any interpretation thereof by a court or other governmental agency of competent jurisdiction but the Trustees shall not be liable for failing so to do. Notwithstanding the foregoing,
       (i) no amendment may be made pursuant to this Section 13.1 which would change any rights with respect to any outstanding Shares of the Trust (or such Series or Class, as the case may
       be) by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon; and (ii) no amendment may be made with respect to the investment restrictions contained in
       Section 4.2 hereof without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the Shares of the Class of stock affected by such change. Upon the termination of the Trust or any one or more Series or Classes of Shares, as the case may be, pursuant to this Section 13.1:

            (a) The Trust (or such Series or Class, as the case may be) shall carry on no business except for the purpose of winding up its affairs.

            (b) The Trustees shall proceed to wind up the affairs of the Trust (or such Series or Class, as the case may be) and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust, Series or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, Series or Class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property (belonging to the Trust or to such Series or Class, as the case may be) to one or more p e r s ons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property (belonging to the Trust or to such Series or Class, as the case may be) shall require approval of the principal terms of the transaction and the nature and amount of the consideration by affirmative vote of not less than a majority of all outstanding Shares (of the Trust, Series or Class, as the case may be) entitled to vote.

            (c) After paying or adequately providing for the payment of all liabilities, and upon receipt of s u c h releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property (belonging to the Trust, Series or Class, as the case may be), in cash or in kind or partly of each, among the Shareholders (of the Trust, Series or Class, as the case may be) according to their respective rights.

            Upon termination of the Trust, Series or Class, as the case may be, and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder (with respect to the Trust or such Series or Class, as the case may be), and the right, title and interest of all Shareholders (of the Trust, Series or Class, as the case may be) shall cease and be canceled and discharged.

            A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

            Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

            13.2 Power to Effect Reorganization. The Trustees, by vote or written approval of a majority of the Trustees, may s e l e ct or direct the organization of a corporation, association, trust or other organization with which the Trust may merge, or which shall take over the Trust Property and carry on the affairs of the Trust, and after receiving an a f firmative vote of not less than a majority of the outstanding Shares entitled to vote at any meeting or Shareholders, the notice for which included a statement of such proposed action, the Trustees may effect such merger or may sell, convey and transfer the Trust Property to any such corporation, association, trust or organization in exchange for cash or shares or securities thereof, or beneficial interest therein upon making provision for the payment of T r ust liabilities, by assumption by the transferee or otherwise; and thereupon the Trustees shall terminate the Trust and deliver such cash, shares, securities or beneficial interest ratably among the Shareholders of this Trust in redemption of their Shares.

            13.3 Other Amendments. Amendments having the purpose of changing the name of the Trust (or any Series of the Trust) or supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by
       Shareholder vote.                                 45

                                 ARTICLE XIV
                                MISCELLANEOUS

            14.1 Governing Law. This Declaration Trust is executed by the Trustees and delivered in the Commonwealth of Massa-chusetts and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth and r e f erence shall be specifically made to the Business Corporation Law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

            14.2 Counterparts. This Declaration of Trust may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

            14.3 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders,
       (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-law adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any of them and the successors of such person.

            14.4 Provisions in Conflict with Law or Regulations.

            (a) The provisions of this Declaration of Trust are severable and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the regulated investment company provisions of the Internal Revenue Code or with other applicable federal or state laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination.

            (b) If any provisions of this Declaration of Trust shall be held invalid or unenforceable in any j u r i s d iction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in a n y manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

            14.5 Section  Headings.    Sections  headings  have  been
       inserted for convenience only and are not a part of this Declaration of Trust.

            14.6 Construction of 1940 Act. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in no action letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

            14.7 Action of Prospectus or Proxy Statement. Any action which may be taken by the Trustees under this Declaration of Trust or its By-laws may be taken by the description thereof in the then effective prospectus relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

                                 ARTICLE XV
                              DURATION OF TRUST

            15.1 Duration. Subject to possible termination in accordance with the provisions of Article XIII hereof, the Trust created hereby shall continue without limitation of time.

       IN WITNESS WHEREOF, the undersigned Trustee(s) of the Trust have caused these presents to be executed as of the ____ day of September, 1996.

                                     Position
            Name                     With Trust               Address


       /s/William P. Daves, Jr.      Chairman of the          5723 Trail Meadow
       William P. Daves, Jr.         Board of  Trustee        Dallas, TX 75230

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